COVER-ALL TECHNOLOGIES INC.
                               18-01 POLLITT DRIVE
                           FAIR LAWN, NEW JERSEY 07410

                                February 28, 2000

Mr. Brian Magowan
c/o Turnbury Associates
Box 427
1272 Turnbury Lane
Gywnedd, Pennsylvania  19436

Dear Brian:

            This letter sets forth the separation and release agreement we have entered into with respect to your resignation from Cover-All Technologies Inc., a Delaware corporation (the "Company"), and Cover-All Systems, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("CASI"), as of November 15, 1999.

            1. You hereby acknowledge and agree that the services agreement between the Company and Turnbury and your employment as an officer of the Company and CASI was terminated on and as of November 15, 1999.

            2. You hereby agree to resign as a director of the Company and CASI immediately with retroactive effect as of November 15, 1999 by executing and returning to the Company the letter of resignation attached to this letter as Exhibit A.

            3. The Company hereby acknowledges that during your tenure as Chairman and Chief Executive Officer, you were granted an aggregate of 400,000 options to purchase shares of the Company's common stock for $1.25 per share, and pursuant to the terms of your Non-Qualified Stock Option Agreement, dated April 29, 1997 (the "Option Agreement"), due to your departure from the Company, 100,000 of such options will expire on November 15, 2001 (two years from the date of your departure) and the remaining 300,000 of such options expired on February 13, 2000 (90 days from the date of your departure). The Company further acknowledges and agrees that the Company will take no action to terminate the Option Agreement with respect to the 100,000 options remaining exercisable thereunder.

            4. Each party to this release (each, a "Releasing Party") hereby acknowledges and agrees that it hereby forever releases the other party to this release, and, as applicable, such party's predecessors, successors, parents, subsidiaries, affiliates, assigns, agents, directors, officers, employees, attorneys, and shareholders (each, a "Released Party") from any and all claims, rights, causes of action, suits, debts, damages, judgments, demands and liabilities of every nature and description whatsoever, whether matured or unmatured, whether at law or in equity, and whether now known or unknown,

                                                             Mr. Brian Magowan
                                                             February 28, 2000
                                                                        Page 2


relating to or arising out of your employment with or services to the Company. Each party understands that the release of claims described herein does not prevent the other party from enforcing the terms of this letter agreement.

            5. The parties hereby acknowledge and agree that the Company and Group Alpha, Inc. ("Group Alpha") have entered into an agreement, dated September 1, 1999 (the "Group Alpha Agreement"), with respect to the provision by Group Alpha of certain consulting services to the Company and the Company acknowledges that it will honor its obligations with Group Alpha in accordance with the terms and conditions of the Group Alpha Agreement. The Company hereby agrees to make a payment in the amount of $31,050 to Group Alpha, the amount due to date, in connection with the Group Alpha Agreement concurrent with the execution of this letter.

            6. The parties hereby acknowledge and intend to be legally bound by the terms and conditions of this letter.

            Please indicate your agreement to the foregoing provisions by signing this letter in the place indicated below and returning the originally signed letter and attached resignation letter to me by fax at (201) 475-9287 and by mail.

                                    Very truly yours,

                                    Cover-All Technologies Inc.


                                    By:  /s/ John Roblin
                                         -----------------------
                                         John Roblin
                                         Chief Executive Officer

AGREED TO AND
ACCEPTED BY:


/s/ Brian Magowan
------------------------------
Brian Magowan

                                    Exhibit A

                              Letter of Resignation


                                                February 28, 2000

Board of Directors
Cover-All Technologies Inc.

To Whom It May Concern:

            I hereby resign as an officer, director and employee in all capacities of Cover-All Technologies Inc., a Delaware corporation, and its subsidiaries effective as of November 15, 1999.

                                                Very truly yours,


                                                Brian Magowan